Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Janet Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND

DALLAS, TEXAS – August 5, 2020 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of eighteen cents ($0.18) per share on its common stock, payable on September 10, 2020 to stockholders of record at the close of business on September 1, 2020.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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